EXHIBIT 3.1
[FILED STAMP]
                                 STATE OF NEVADA

                               SECRETARY OF STATE

                            ARTICLES OF INCORPORATION

                                       OF

                            KNIGHTSBRIDGE CORPORATION

KNOW ALL MEN BY THESE PRESENTS:

     That we the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the laws of the State of Nevada and do hereby certify:

                                       ONE

     The name of this corporation is Knightsbridge Corporation.

                                       TWO

     The resident agent of said corporation shall Pacific Corporate Services Company, 7631 Bermuda Road, Las Vegas, NV 89123 and such other offices as may be determined by the By-Laws in and outside the State of Nevada.

                                      THREE

     The objects to be transacted, business and pursuit and nature of the business, promoted or carried on by this corporation are and shall continue to be engaged in any lawful activity.

                                      FOUR

     The members of the governing board shall be styled Directors and the first Board of Directors shall consist of one (1). The number of stockholders of said corporation shall consist of one (1). The number of directors and shareholders of this corporation may, from time to time, be increased or decreased by an amendment to the By-Laws of this corporation in that regard, and without the necessity of amending these Articles of Incorporation. The name and address of the first Board of Directors and of the Incorporation signing these Articles is as follows:

Kendall White
PO Box 308
Nerang, 4211
Queensland Australia

                                      FIVE

     The Corporation is to have perpetual existence.

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                                       SIX

     The total authorized capitalization of this Corporation shall be and is the sum of 200,000,000 shares Common Stock at $0.001 par value, said stock to carry full voting power and the said shares shall be issued fully paid at such time as the Board of Directors may designate in exchange for cash, property, or services, the stock of other corporations or other values, rights, or things, and the judgement of the Board of Directors as to the value thereof shall be conclusive.

                                      SEVEN

     The capital stock shall be and remain non-assessable. The private property of the stockholders shall not be liable for the debts or liabilities of the Corporation.

IN WITNESS WHEREOF, I have set my hand this 6th day of June, 1996.

                                         /s/ Kendall White
                                         -----------------
                                         Kendall White

STATE OF QUEENSLAND       )
                          )
AUSTRALIA                 )


     On this 6th day of June 1996, before me, a Notary Public in and for said State of Queensland, Australia. Personally appeared Kendall White, known to me to be the person whose name is subscribed to the foregoing instrument, and she duly acknowledged to me that she executed the same for the purpose therein mentioned.

     IN WITNESS WHEREOF, I have set my hand and offered by official seal in said State of Queensland, Australia, the day and year in this Certificate first above written.

                                         /s/ P.J. O'Neill
                                         ----------------
                                         Notary Public
                                         Peter John O'Neill
                                         Solicitor

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

[FILED STAMP]
                                 STATE OF NEVADA

                               SECRETARY OF STATE

                  CERTIFICATE OF DECREASE IN AUTHORIZED SHARES
                       AND ISSUE SHARES OF COMMON STOCK OF

                            KNIGHTSBRIDGE CORPORATION

Harold P. Capozzi and Byron Cox certify:

1. That they are the President and Secretary, respectively, of Knightsbridge Corporation, a Nevada corporation.

2. That by an action by unanimous consent in writing in lieu of a special meeting of the board of directors of the corporation dated as of July 15, 1998, the board approved the following resolutions:

          RESOLVED, that pursuant to Nevada Revised Statutes Section 78.207, the directors of the corporation approve the decrease in the number of authorized common stock of the corporation provided in Article SIX of the corporation's Articles of Incorporation from 200,000,000 to 50,000,000;

          RESOLVED, that pursuant to Nevada Revised Statutes Section 78.207, the directors of the corporation approve the decrease of all the issued and outstanding shares of common stock of the corporation held by the corporation's shareholders so that each shareholder, after the effective date of this resolution, shall be the holder of one share for each four shares of common stock previously owned;

          RESOLVED, that any fractional shares, to be received, shall be rounded up to one whole share in addition to the whole number of shares to which a shareholder would be entitled.

3. That the current number of authorized shares and the par value of the shares before the change were 200,000,000 and $0.001, respectively.

4. That the number of the authorized shares and the par value of the shares after the change were 50,000,000 and $0.001, respectively.

5. That the number of shares to be issued after the change in exchange for one of the number of issued shares is .25 for a total of 5,054,350 shares.

6. That any shareholder who would be entitled to less than a whole share shall receive a whole share for the fractional share and the percentage of outstanding shares affected thereby is less than 1%.

7.   That any required approval of the stockholders has been obtained.

8.   That the change is effective on July 24, 1998.


IN WITNESS WHEREOF, the undersigned have executed this certificate on July 15, 1998.

/S/ Harold P. Capozzi                       Stephen M. Doust
---------------------
Harold P. Capozzi                           Barrister & Solicitor
                                            10th Floor 595 Howe Street
                                            Vancouver B.C. V6C 2T5
/s/ Byron Cox                               /s/ Stephen Doust
-------------                               -----------------
Byron Cox

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

[FILED STAMP]
                                 STATE OF NEVADA

                               SECRETARY OF STATE
              CERTIFICATE OF AMENDMENT OF AMENDMENT TO ARTICLES OF
                                  INCORPORATION

                            KNIGHTSBRIDGE CORPORATION

I, Patrick F. Charles, the President of the corporation certifies that:

     1. The original articles were filed with the Office of the Secretary of State on June 17, 1996.

     2. As of the date of this certificate, 17,581,350 shares of stock of the corporation have been issued.

     3. Pursuant to a shareholders meeting at which more than 51% voted in favor of the following amendment, the company hereby adopts the following amendment to the amendment of the Articles of Incorporation of this Corporation: First: Name of Corporation The name of the corporation is Western Oil & Tire Distributors, Inc. (the "Corporation")



                                   /s/ Patrick F. Charles
                                   ----------------------
                                   Patrick F. Charles, President


State of Washington
County of King

     I certify that I know or have satisfactory evidence that Patrick F. Charles is the person who appeared before me, and said person acknowledged that he signed this instrument and acknowledged it to be his free and voluntary act for the uses and purposes mentioned in the instrument.

Dated:  August 24, 1998

                              /s/Judith E. Nims
                              -----------------
                              Judith E. Nims - Notary Public
                              appointment expires March 19, 2001

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


[FILED STAMP]
                                 STATE OF NEVADA

                               SECRETARY OF STATE

                     CERTIFICATE OF AMENDMENT TO ARTICLES OF

                                  INCORPORATION

                      WESTERN OIL & TIRE DISTRIBUTORS INC.

THE UNDERSIGNED, Patrick F. Charles, President and Terrence K. Picken, Secretary of the corporation certify that:

1. The original articles were filed with the Office of the Secretary of State on June 17, 1996.

2. A special meeting of stockholders of the corporation was held on March 24, 1999 for stockholders of record as of March 2, 1999 at which date 28,356,567 shares of voting common stock of the corporation were issued and outstanding. Pursuant to the March 24, 1999 special meeting of stockholders at which more than 51% voted in favor of the following amendments, the company hereby adopts the following amendments to the Articles of Incorporation of this Corporation:

     Article One: Name of Corporation The name of the corporation is Saratoga International Holdings Corp. (the "Corporation")

     Article Six: Authorized Capitalization The authorized capitalization of this corporation shall be and is the sum of 200,000,000 shares common stock at $0.001 par value, said stock to carry full voting power, and 50,000,000 shares of preferred stock at no par value. The said common and preferred shares shall be issued fully paid at such time as the Board of Directors may designate in exchange for cash, property, or services, the stock of other corporations or other values, rights, or things, and the judgement of the Board of Directors as to the value thereof shall be conclusive.

/s/ Patrick F. Charles
----------------------
Patrick F. Charles, President
                              State of Washington
                              County of King
                              Signed or attested before me on
                              March 30, 1999
                              by Patrick F. Charles

                              /s/ Judith E. Nims
                              ------------------
                              Judith E. Nims, Notary Public
                              My Appointment expires: March 19,
                              2001

/s/ Terrence K. Picken
----------------------
Terrence K. Picken, Secretary

                              State of Washington
                              County of King
                              Signed or attested before me on
                              March 30, 1999
                              by Terrence K. Picken.

                              /s/ Judith E. Nims
                              -------------------
                              Judith E. Nims, Notary Public
                              My Appointment expires: March 19,
                              2001
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

Registry Number:  4-99


                            Certificate of Amendment

                          of Articles of Incorporation

                            (After Issuance of Stock)

                      SARATOGA INTERNATIONAL HOLDINGS CORP.

     We the undersigned, Patrick Charles, President and Terrence Picken, Secretary, of Saratoga Holdings International Corp., do hereby certify:

     That the Board of Directors of said corporation at a meeting on April 29, 1999 adopted resolutions to amend the original articles as follows:

     Article six is hereby amended to read as described in the attached Exhibit "A" which is incorporated by this reference.

     No shareholder approval was required for the amendments to the Articles of Incorporation since the Board of Directors has the authority to create the rights, preferences and limitations of any class of preferred stock.

                                   /s/ Patrick Charles
                                   --------------------
                                   Patrick Charles, President

                                   /s/ Terrence Picken
                                   --------------------
                                   Terence Picken, Secretary

State of Washington

County of King

     On April 30, 1999, personally appeared before me, a Notary Public, Patrick Charles and Terrence Picken, who acknowledged that they executed the foregoing instrument.

                                   /s/ Valerie W. Watkins
                                   ----------------------
                                   Notary Public for Washington

                                   My Commission expires:  2/26/2000
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

                                  EXHIBIT "A"


Article 6.  Authorized Capitalization

     The authorized capitalization of this corporation shall be and is the sum of 200,000,000 shares of Common Stock at $0.001 par value and 50,000,000 shares of Preferred Stock at $0.001 par value. The common stock and the preferred stock shall be fully paid at such time as the Board of Directors may designate in exchange for cash, property or services, the stock of other corporations or other values, rights, or things and the judgment of the Board of Directors as to the value thereof shall be conclusive.

     6.1  Issuance of Common and Preferred Stock in Series

          The Common Stock and Preferred Stock may be issued from time to time in one or more series the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors.

          6.1.1 Dividends

               Subject to any preferential rights granted for any series of Preferred Stock, the holders of shares of the Common Stock shall be entitled to receive dividends out of the funds of the corporation legally available therefor at the rate and at the time or times, whether cumulative or noncumulative, as may be provided by the board of directors. The holders of shares of the Preferred Stock shall be entitled to receive dividends to the extend provided herein or by the board of directors in designating the particular series of Preferred Stock. The holders of shares of the Common Stock shall not be entitled to receive any dividends thereon other than the dividends referred to in this section.

          6.1.2  Voting

               To the extend provided herein or by resolution or resolutions of the board of directors providing for the issue of a class or series of Common Stock or Preferred Stock, the holders of each such class or series shall have the right to vote for the election of members of the board of directors of the corporation and the right to vote on all other matters, except those matters as to which Nevada law or these Articles provide for a separate vote.

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

          6.1.3  Issuance of Shares

               The corporation may from time to time issue any authorized and unissued shares of Common Stock or Preferred Stock for such consideration as may be fixed from time to time by the board of directors, without action by the shareholders. The board of directors may provide for payment therefor to be received by the corporation in cash, property, services or such other consideration as is approved by the board of directors. Any and all such shares of Common Stock or Preferred Stock, the issuance of which has been so authorized, and for which consideration so fixed by the board of directors has been paid or delivered, shall be deemed fully paid stock and shall not be liable to any further call or assessment thereon.

     6.2  Designation of Common Stock

          6.2.1  Dividends

               Dividends shall be declared and set aside for any shares of the Common Stock only upon resolution of the Board of Directors.

          6.2.2  Liquidation Rights

               Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets available for distribution to the Common Stock shall be distributed in the order and amounts described in Section 6.3.8.

          6.2.3  Voting Power

               Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held at the record date for the determination of Common Stockholders entitled to vote on such matter or, if no such record date is established, at the date on which notice of the meeting of shareholders at which the vote is to be taken is marked, or the date any written consent of shareholders is solicited if the vote is not to be taken at a meeting.

     6.3  Designation of Series A Convertible Redeemable Preferred Stock

          6.3.1  Designations

               The series of Series A Convertible Redeemable Preferred Stock, consisting of 377,742 shares, authorized herein, shall be designated herein as the "Series A Stock" and which shall be issued in three certificates of 125,914 shares each. The powers, preferences and rights and the qualifications, limitations and restrictions of the Series A Stock are as described herein.

          6.3.2  Dividends

               Dividends shall be declared and set aside for any shares of the Series A Stock only upon resolution of the board of directors; provided, that:

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

               a. Dividend Amount. The holders of record of outstanding shares of the Series A Stock shall be entitled to receive dividends, which shall be cumulative, out of any funds of the corporation legally available therefor, prior and in preference to any declaration or payment of any dividend (payable other than in Common Stock of the corporation) on the Common Stock of the corporation during any fiscal year, at the rate of $0.08 per share during such fiscal year payable when, as and if declared by the board of directors. Dividends on the Series A Stock shall be paid semi-annually in arrears no later than the 10th day immediately following the dividend due date. After payment of such dividends to the holders of the Series A Stock (and of any other class or series of Preferred Stock having preferential rights as to dividends) in any fiscal year, the corporation may in the same fiscal year declare and pay a dividend on the Common Stock, provided the corporation shall simultaneously declare and pay a dividend on each outstanding share of Series A Stock. No dividends, other than those payable in the Common Stock of the corporation, shall be paid on any Common Stock of the corporation during any fiscal year of the corporation until dividends in the total amount of $0.08 per share, as adjusted for any stock dividends, combinations or splits with respect to such shares, on the Series A Stock, shall have been paid or declared and set apart during said fiscal year and any other prior year in which dividends accumulated but remain unpaid.

               b. Limitation on Common Stock Distribution. No dividend, redemption or similar distribution may be declared or paid on shares of the Common Stock or on any other shares of capital stock of the corporation ranking below the Series A Stock with respect to the payment of dividends if the net assets of the corporation after such event would be insufficient to make the liquidation payment for the Series A Stock, or any liquidation payment on the shares, if any, of any other series of Preferred Stock of the corporation having a preferential right to liquidation payments superior to the Common Stock (whether or not such payment actually is to be paid).

          6.3.3 Voting Power

               Series A Stock shall have no voting rights.

          6.3.4  Liquidation Rights

               Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be distributed in the order and amounts described in Section 6.3.8.

          6.3.5  Conversion Rights

               The holders of the Series A Stock shall have the following rights with respect to the conversion of Series A Stock into shares of Common
          Stock:

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

               a.   General

                    (i) Voluntary Conversion. Shares of the Series A Stock may, at the option of the holder, be converted into such number of fully paid and nonassessable shares of Common Stock as are equal to the product obtained by multiplying the Series A Conversion Rate (determined under Section 6.3.5b) by the number of shares of Series A Stock being converted. Such conversion shall take place according to the following schedule:

                         A.   Up to 125,914  shares may be  converted  after
                              (1) year from April 30, 1999;

                         B. Up to 125,914 shares may be converted after two (2) years from April 30, 1999;

                         C. Up to 125,914 shares may be converted after three (3) years from April 30, 1999.

                    (ii) Mandatory  Conversion.  Each  share  of  Series A Stock shall be converted automatically, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the corporation or its transfer agent for the Common Stock, into the number of shares of
                         Common Stock into which such Series A Stock is convertible pursuant to Section 6.3.5a(i) upon the earlier of (A) immediately prior to the closing of a firmly underwritten, public offering by the corporation of its Common Stock, registered under the Securities Act of 1933, as amended, or (B) upon the demand of the corporation upon thirty (30) days written notice.

               b. Conversion Rate. The conversion rate for Series A Stock in effect at any time (the "Series A Conversion Rate") shall equal $1.00 dividend by the Series A Conversion Price, calculated as provided in Section 6.3.5c.

               c. Conversion Price. The conversion price for Series A Stock shall initially be equal to the average daily closing price of the Common Stock for the five (5) trading days immediately prior to the notice of conversion referred to in 6.3.5g (the "Series A Conversion Price"). The Series A Conversion Price shall be adjusted from time to time in accordance with Section 6.3.5d.

               d. Exercise of Conversion Privilege. To exercise its privilege, each holder of Series A Stock shall surrender the certificate or certificates representing the shares being converted to the corporation at its principal office, and shall give written notice to the corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Stock surrendered for conversion shall be accompanied by proper assignment thereof to the corporation

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

                    or in blank. The date when such written notice is received by the corporation, together with the certificate or certificates representing the shares of Series A Stock being converted, shall be the "Series A Conversion Date." As promptly as practicable after the Series A Conversion Date, the corporation shall issue and shall deliver to the holder of the shares of Series A Stock being converted, or on its written order such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A
                    Stock in accordance with the provisions of this Section 6.3.5, cash in the amount of all declared and unpaid dividends on such shares of Series A Stock up to and including the Series A Conversion Date, and cash, as provided in Section 6.3.5e, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Series A Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

               e. Cash in Lieu of Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Stock, but the corporation shall pay to the holder of such shares a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the board of directors) at the close of business on the Series A Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series A Stock being converted at any one time by any holder thereof, not upon each share of Series A Stock being converted.

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

               f. Partial Conversion. In the event some but not all of the shares of Series A Stock represented by a certificate or certificates surrendered by a holder are converted, the corporation shall execute and deliver to or on the order of the holder, at the expense of the corporation, a new certificate representing the shares of Series A Stock that were not converted.

               g. Reservation of Common Stock. The corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Stock and, if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Stock, the corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

               h. No Impairment. The corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6.3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Stock against impairment.

          6.3.6 Redemption

               a. Redemption Right. The corporation may redeem, in its absolute discretion, from any source legally available therefor, the Series A Stock at any time ("Series A Redemption Date"). The corporation shall effect such redemption by paying in cash in exchange for the shares of Series A Stock to be redeemed the sum of $1.00 per share of Series A Stock (as adjusted for any stock dividends, combinations or splits with regard to such shares) plus any accumulated but unpaid dividends ("Series A Redemption Price").

               b. Notice of Redemption. At least 15 days but no more than 30 days prior to the Series A Redemption Date written notice ("Redemption Notice") shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which the notice is given) of the Series A Stock to be redeemed, at the address shown on the records of the corporation for such

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

                    holder. The Redemption Notice shall notify each holder of the Redemption Date and Redemption Price, the place at which payment may be obtained and calling upon each holder to surrender to the corporation, in the manner and at the place designated, his certificates representing the shares to be redeemed. Each holder of Series A Stock to be redeemed shall surrender to the corporation the certificates representing such shares in the manner and at the place designated in the Redemption Notice. Thereafter, the Redemption Price shall be payable to the order of the person whose name appears on such certificates as the owner thereof. Each such surrendered certificate shall be cancelled.

               c. Redemption Payment. On or prior to the Redemption Date, the corporation shall deposit the redemption Price of all shares of Series A Stock designated for redemption in the
                    Redemption Notice with a bank as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed. The corporation shall issue irrevocable instructions and authority to the bank to pay the Redemption Price of such shares to their respective holders on or after the Redemption Date upon receipt of notification from the corporation that such holder has surrendered his share certificate to the corporation pursuant to Section 6.3.6b. above.

               d. Termination of Rights. From and after the Redemption Date, unless there has been a default in the payment of the Redemption Price, all rights of the holders of shares of Series A Stock designated for redemption in the Redemption Notice as holders of Series A Stock shall cease with respect to such shares and such shares shall not thereafter be transferred on the books of the corporation or be deemed outstanding for any purpose whatsoever.

          6.3.7  Reissuance of Stock

               No share or shares of Series A Stock redeemed or otherwise acquired by the corporation shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the corporation shall be authorized to issue. The corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Stock accordingly.

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          6.3.8  Liquidation Rights

               Upon the voluntary or involuntary dissolution, liquidation or winding up of the corporation, the assets of the corporation available for distribution to its shareholders shall be distributed in the following order and amounts:

               a.   General

                    (i) Series A Stock. Second, the holders of shares of Series A Stock shall be entitled to receive $1.00 (appropriately adjusted for any stock dividend, split or combination of such Series A Stock) for each outstanding share of Series A Stock held by them plus any declared but unpaid dividends per share on such outstanding shares of Series A Stock (the "Series A Liquidation Amount"). If upon the occurrence of such event the asserts of the corporation shall be insufficient to permit the payment of the full Series A Liquidation Amount, then the assets of the corporation available for distribution shall be distributed ratably among the holders of the Series Stock in the same proportions as the aggregate of the Series A Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Series A Liquidation Amount that would otherwise be payable to all such holders, and no distribution to other shareholders of the corporation shall be made. Upon the completion of the distribution of the full Series A Liquidation Amount, if assets remain in the corporation, such remaining assets shall be distributed as set forth in Section 6.3.8a(ii) and 6.3.8a(iii).

                    (ii) Common Stock. Second, subject to payment in full of the
                         Series A Liquidation Amount, the holders of shares of Common Stock shall be entitled to receive $1.00, appropriately adjusted for any stock dividend, split or combination of such Common Stock for each outstanding share of Common Stock held by them (the "Common Stock Liquidation Amount"). If the assets of the corporation shall be insufficient to permit the payment of the full Common Stock Liquidation Amount, then the assets of the corporation available for distribution shall be distributed ratably among the holders of the Common Stock in the same proportions as the aggregate of the Common Stock Liquidation Amount each such holder would otherwise be entitled to receive bears to the total Common Stock Liquidation Amount that would otherwise be payable to all such holders, and no further distribution to other shareholders of the corporation shall be made. Upon the completion of the preferential rights granted for any subsequent series of Preferred Stock and the full Common Stock Liquidation Amount if assets remain in the corporation, such remaining assets shall be distributed as set forth in Section 6.3.8a(iii).

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                    (iii)Participation.  Finally, subject to the payment in full of Series A Liquidation Amount, any other preferred rights granted for any subsequent series of Preferred Stock, and the payment in full or the Common Stock Liquidation Amount as provided in Section 6.3.8a(ii), if assets remain in the corporation, such remaining assets shall be distributed to the holders of shares of Common Stock together, who shall each be entitled to receive their Pro Rata Amount; provided that the rights of the holders of shares of Common Stock are subject to any preferential rights granted for any subsequent series of Preferred Stock. "Pro Rate Amount" means that portion of remaining assets to which a group would be entitled based on its percentage of the number of shares of Common Stock outstanding and the number of shares of Common Stock into which the outstanding shares of Series B Stock could then be converted.

               b. Treatment of Sales of Assets or Acquisitions. The sale of all or substantially all of the assets of the corporation of the acquisition of the corporation by another entity by means of merger, consolidation or otherwise, resulting in the exchange of the outstanding shares of the corporation for securities of or consideration issued, or caused to be issued, by the acquiring entity or any of its affiliates, shall be regarded as a liquidation within the meaning of this Section 6.3.8.

               c. Distributions Other Than Cash. Whenever the distribution provided for in this Section 6.3.8 shall be payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the board of directors.
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                            CERTIFICATE OF CORRECTION

                         OF CERTIFICATE OF AMENDMENT TO

                            ARTICLES OF INCORPORATION

                                       OF

                      SARATOGA INTERNATIONAL HOLDINGS CORP.


The undersigned, Patrick F. Charles, certifies that:

1. The original Articles of Incorporation were filed with the Office of the Secretary of State on June 17, 1996.

2. A Certificate of Amendment to Articles of Incorporation was filed with the Office of the Secretary of State on April 2, 1999.

3. The Certificate of Amendment to Articles of Incorporation contains the following incorrect statement: "The authorized capital stock of this corporation shall be and is in the sum of 200,000,000 shares common stock at $0.001 par value, said stock to carry full voting power, and 50,000,000 shares of preferred stock." This statement is incorrect because the par value of $0.001 of the preferred stock was inadvertently left out of the Certificate.

4. This Certificate of Correction hereby correct the incorrect statement to read: "The authorized capital stock of this corporation shall be and is in the sum of 200,000,000 shares common stock at $0.001 par value, said stock to carry full voting power, and 50,000,000 shares of preferred stock at $0.001 par value."

                                   Saratoga International
                                     Holdings Corp.



                                   By:/s/ Patrick F. Charles
                                      ----------------------
                                   Patrick F. Charles, President




                                  Verification

State of Washington
                     ss.
County of King

     On this 24 day of June, 1999, before me, the undersigned, a Notary Public in and for said State, personally appeared Patrick F. Charles personally known to me (or proved to me on the basis of satisfactory evidence) to be the person who subscribed his name to the Certification of Correction of Certificate of Amendment to Articles of Incorporation and acknowledged to me that he executed the same freely and voluntarily and for the use and purposes therein mentioned.

                                   By:/s/ Valerie W. Watkins
                                      ----------------------
                                   Notary Public in and for said
                                   County and State
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                                       85

                 AMENDED CERTIFICATE OF AMENDMENT OT ARTICLES OF
                                  INCORPORATION
                      WESTERN OIL & TIRE DISTRIBUTORS, INC.

     THE UNDERSIGNED, Patrick F. Charles, President, and Terrence K. Picken, Secretary of the Corporation certify that:

1. The original articles were filed with the Office of the Secretary of State on June 17, 1996.

2. A special meeting of stockholders of the corporation was held on March 24, 1999 for the stockholders of record as of March 2, 1999 at which date 28,356,567 shares of voting common stock of the corporation were issued and outstanding. Pursuant to the March 24, 1999 special meeting of stockholders at which more than 51% voted in favor of the following amendments, the company hereby adopts the following amendments to the Articles of Incorporation of this Corporation:

     Article One: Name of  Corporation

          The name of the Corporation is Saratoga International Holdings Corp. (the Corporation)

     Article Six:     Authorized Capitalization

          The authorized capitalization of this corporation shall be and is the sum of 200,000,000 shares common stock at $0.001 par value, said stock to carry full voting power, and 50,000,000 shares of preferred stock at $0.001 par value. The said common and preferred shares shall be issued fully paid at such time as the Board of Directors may designate in exchange for cash, property, or services, the stock of other corporations or other values, rights or things, and the judgment of the Board of Directors as to the value thereof shall be conclusive.

/s/ Patrick F. Charles
----------------------
Patrick F. Charles, President

/s/ Terrence K. Picken
-----------------------
Terrence K. Picken, Secretary

State of Washington

County of King

On June 3, 1999, personally appeared before me, a Notary Public, Patrick Charles
and  Terrence  Picken,   who  acknowledged  that  they  executed  the  foregoing
instrument.

                                  /s/ Valerie W. Watkins

                                  Notary Public for Washington
                                  My commission expires 2/26/2000
                                                        ---------
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